EXHIBIT 99.1

GENIUS PRODUCTS, INC. ANNOUNCES RELEASE DATE OF THIRD QUARTER RESULTS AND EXTENSION OF TIME TO FILE FORM 10-Q

SANTA MONICA, Calif. – November 10, 2008 -- Genius Products, Inc. announced today that it filed a notice of extension with the Securities and Exchange Commission on Form 12b-25 to extend the time to file its Form 10-Q for the quarter ended September 30, 2008. The Company also announced that it will release its results for the third quarter ended September 30, 2008 on Monday, November 17.

About Genius Products

Genius Products, Inc. (OTCBB: GNPI - News), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Animal Planet, Asia Extreme(TM), Discovery Kids, Dragon Dynasty(TM), Dimension Films(TM), Entertainment Rights group companies (Entertainment Rights, Classic Media and Big Idea), ESPN®, IFC®, RHI Entertainment(TM), Sesame Workshop®, TLC, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Contact:
GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100